Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of additional 544,738 of its ordinary shares under its 2014 Equity Incentive Plan of our report dated February 25, 2021, with respect to the consolidated financial statements of MediWound Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

Tel Aviv, Israel May 5, 2021	/s/ KOST, FORER, GABBAY & KASIERER KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global